RENEWAL TERM NOTE

$3,990,000.00                                    Arcadia, Florida
Loan #03-75-90-454892-01                  Effective April 1, 1998

      FOR VALUE RECEIVED, Orange-co, Inc., a Florida Corporation and Orange-co of Florida, Inc., a Florida Corporation (hereafter "Borrower" and if more than one, jointly and severally), promise to pay to the order of Farm Credit of Southwest Florida ACA, its successors and/or assigns (hereafter "Lender") at the office of the Lender at P. O. Box 1070, Arcadia, Florida 34265, or such other place as the holder hereof may designate in writing, in immediately available funds, the principal sum of Three Million Nine Hundred Ninety Thousand and 00/100 ($3,990,000.00) Dollars, or so much thereof as may be advanced from time to time, payable at the Maturity Date (as described below).

      Interest. Borrower shall pay interest to the order of Lender on the principal amount outstanding from time to time from and including the date hereof until payment in full. Except as otherwise provided below in this Note, interest due hereunder shall accrue under the method selected by Borrower below:

 - At a fixed rate for a fixed period of time (not to exceed the duration of the note) based upon an equivalent length Treasury note plus 225 basis points. Interest shall accrue and be computed on the basis of a year of 365 or 366 days, as applicable, based upon actual days elapsed in each year, or;

 - At the LIBOR Variable Rate. For purposes of this Note, "LIBOR Variable Rate" means a variable rate per annum equal to the three
(3) month London Interbank Offered Rate (hereafter "LIBOR"), as published in The Wall Street Journal on the 15th day of each
month,  plus two percent (2.0%) (two hundred basis points).   The
LIBOR Variable Rate shall change on the first day of each month, if necessary, based upon the LIBOR rate published on the 15th day of the preceding month (if such rate is not published on the 15th day of the preceding month, then the last published rate prior to the 15th day shall prevail). If the LIBOR rate should no longer be published, Lender, in the exercise of reasonable judgment, shall substitute another means of determining an annual interest rate which shall apply thereafter. Lender will give Borrower
written notice of such substitution.   Interest shall accrue  and
be computed on the basis of a year of 365 or 366 days, as applicable, based upon actual days elapsed in each year.

      Anything contained herein to the contrary notwithstanding, if for any reason, the effective rate of interest on this Note, should exceed the maximum lawful rate, any sums of interest which have been collected in excess of such maximum lawful rate shall be applied as a credit against the unpaid balance due hereof.

      Repayment of Principal and Interest. Principal, interest and other charges due hereunder are payable in United States dollars, without offset or deduction of any kind. At Lender's option, any repayments of this Note other than by United States currency will not be credited until Lender receives collected funds. The principal shall be payable quarter-annually in the amount of $190,000.00, beginning July 1, 1998, and continuing on the like day of each calendar quarter thereafter for a total of 21 consecutive quarterly principal payments. The accrued interest shall be payable monthly beginning on July 1, 1998, and on the first day of each successive month thereafter during the term of this Note and continuing so long as there is any principal amount or accrued interest outstanding, with all outstanding principal and accrued interest to be paid in full on the Maturity Date of July 1, 2003.

      Default Interest Rate. If any installment of interest or principal is not paid when due and remains unpaid for thirty days
(30) days or more, or if any other event of default under the Commitment Letter or dated March 11, 1998 or Loan Agreement dated April 19, 1993 or any other loan documents associated with the original note dated April 19, 1993 and all extensions and modifications thereto (herein collectively referred to as the Loan Documents) shall occur and continue uncured as provided under the Loan Documents, the applicable interest rate hereunder, with or without notice from Lender, shall be increased to the Default Rate as provided in the Loan Documents until such default is cured, whereupon the interest rate shall revert to the original amount set forth under this Note; provided however, that in no event shall the default interest rate together with late charges charged hereunder, exceed the maximum rate allowed by law.

     Late Charges. In the event any installment of principal or interest is overdue for a period of ten (10) days, Borrower agrees to pay Lender a late charge of one and one-half percent (1.50%) of the overdue installment; provided, however, in no event shall late charges, together with the default interest rate charged hereunder, exceed the rate allowed by law.

      Prepayments of Principal. Borrower, at its option, subject to the limitations contained in the Loan Documents and the payment of any applicable Prepayment Premium as set forth in the Loan Documents and the payment of accrued interest to the date of prepayment, may prepay, all or part of the principal this Note. All such prepayments shall be applied in the inverse order of maturity without suspension of regularly scheduled payments due under this Note.

      This Note is secured by a mortgage and associated security agreements dated April 19, 1993, as modified, ("Mortgage") and the terms and conditions of the Mortgage are incorporated herein by reference and Lender is entitled to the benefits thereof. The holder of this Note may enforce the agreements of Borrower contained in the Loan Documents and Mortgage and may exercise the remedies provided for therein or otherwise available at law or in equity.

      Upon the occurrence of an event of default as described in the Loan Documents or the Mortgage, any principal amounts advanced under the Note, interest accrued thereon, and other charges due hereunder or under the Loan Documents, may be declared to be immediately due and payable as provided in the Loan Documents.

      This Note may be enforced in any court or other tribunal having jurisdiction over the subject matter hereof, and Borrower shall pay to the holder hereof on demand such amounts in United States dollars as shall be sufficient to pay the enforcement costs and expenses of such holder, including, without limitation, reasonable attorney's fees and expenses, including those attorney's fees and expenses incurred on appeal or in the event the holder takes actions to protects its interest hereunder in proceedings in bankruptcy. As used herein, attorney's fees shall include a separate award for paralegal or legal assistant's fees. Such costs, expenses and attorney's fees shall become part of the indebtedness secured by the Mortgage and shall draw interest from the date incurred until paid at the applicable Default Rate of interest provided in the Loan Documents.

      No reference herein to the Loan Documents and no provision of this Note or the Loan Documents shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest (and any default interest rate or other charges due) on this Note as provided herein.

      Borrower shall be in default under this Note upon the happening of any of the following events, circumstances or conditions; namely:

      (1) Borrower fails to make payment of any principal, interest, or other amount due on any indebtedness owed Lender under this Note or any of the Loan Documents, or fails to make any other payment to Lender as contemplated thereunder either by the terms hereof or otherwise.

      (2) Any Borrower defaults under any other loan with Lender in which such Borrower is a maker or a guarantor or fails to make payment on any contract obligation in excess of $50,000.00 or of principal or interest on any indebtedness in excess of $50,000.00 other than that created under the Loan Documents, whether owed to Lender or others, beyond any period of grace provided with respect thereto or defaults in the performance of any other agreement, or condition contained in any agreement under which any such other indebtedness is created, or there is otherwise a default or event of default thereunder, if the effect of any such failure or default is to cause, or permit the holder or holders of such indebtedness (or a trustee or other person or entity acting in behalf of such holder or holders) to cause such indebtedness to become due prior to its stated maturity.

      (3) Any representation or warranty made or deemed made by any Borrower herein or in any writing furnished in connection with or pursuant to the Loan Documents shall be false in any material respect on the date when made or when deemed made.

      (4) Any Borrower defaults in the performance or observance of or breaches any agreement, covenant, or condition binding on Borrower contained in the Mortgage or Loan Documents, or there is otherwise a default or event of default under the Mortgage or Loan Documents.

      (5) A default by any Borrower in the performance or observance of a provision of any lease, contract, agreement, mortgage, promissory note, instrument, or other obligation or commitment in excess of $50,000.00 to which Borrower is a party or in respect of which Borrower is obligated.

      (6) Liquidation or dissolution of any Borrower, suspension of the business of any Borrower, or the filing or commencement by any Borrower of a voluntary petition, case, proceeding or other action seeking reorganization, arrangement, readjustment of its debts or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization or relief of debtors, or any other action of any Borrower indicating its consent to, approval of, or acquiescence in, any such petition, case, proceeding or other action seeking to have an order for relief entered with respect to Borrower or its debts; the application by any Borrower for, or the appointment, by consent or acquiescence of, a receiver, trustee, custodian or other similar official for any Borrower or for all or a substantial part of its property; the death of any Borrower; the making by any Borrower of an assignment for the benefit of creditors; the inability of any Borrower, or the admission by any Borrower in writing of its inability, to pay its debts as they mature.

       (7) Commencement of an involuntary petition, case, proceeding, or other action against any Borrower under the Bankruptcy Code or seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors not dismissed within 30 days of the filing thereof; or the involuntary appointment of a receiver, trustee, custodian, or other similar official for any Borrower or for all or a substantial part of such Borrower's property or assets; or there shall be commenced against any Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of any Borrower's assets or property which results in the entry of an order for such relief, and the continuance of any of such for thirty (30) days without being vacated, discharged, stayed, bonded, or dismissed.

      (8) Any report, certificate, financial statement or other instrument delivered to Lender by any Borrower is at any time false or misleading in any material respect.

      (9) The rendition of a final judgment against any Borrower for the payment of damages or money in an amount greater than $50,000.00 if the same is not discharged or if a writ of execution or similar process is issued with respect thereto and is not stayed within the time allowed by law for filing notice of appeal of the final judgment.

      (10) The issuance of any attachment or garnishment or the violation of any law or any act or omission by any Borrower that results in the imposition of a lien by operation of law on any of its property, if the lien is not discharged within ten (10) days after it has attached.

      (11) Any act or omission (formal or informal) of any Borrower or its partners, or the officers, directors, or shareholders of its partners resulting in the termination, invalidation (partial or total), revocation, suspension, interruption, or unenforceability of its partnership existence, or its material rights, licenses, franchises, or permits, or the transfer or disposition (whether by sale, lease, or otherwise) to any person of all or a substantial part of its property.

     Each Borrower hereby waives presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver hereof in that or any subsequent instance.

      This Note, except as governed by applicable federal law and regulations, shall be construed in accordance with and governed by the laws of the State of Florida.

      BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN DOCUMENTS AND ANY OTHER DOCUMENT EXECUTED IN CONJUNCTION WITH THE LOANS HEREUNDER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF EITHER PARTY. THIS PROVISION IS A
MATERIAL   INDUCEMENT  FOR  LENDER  TO  ENTER   INTO   ANY   LOAN
TRANSACTIONS HEREUNDER.

      This Note renews that certain $7,600,000.00 Promissory Note from Borrowers to Lender dated April 19, 1993, and is exempt from documentary stamp taxes.

      Agreed to effective this April 1, 1998, given and under the hand and seal of the undersigned.


                         Orange-co, Inc., a Florida Corporation

                         By:/s/ Gene Mooney
                            -----------------------------------(SEAL)
                            Gene Mooney, its President
                            Tax Identification Number: 59-0918547

                         By:/s/ Dale Bruwelheide
                            -----------------------------------(SEAL)
                            Dale Bruwelheide, its Vice President and
                            Chief Financial Officer



                          Orange-co of Florida, Inc., a Florida Corporation

                          By:/s/ Gene Mooney
                             -----------------------------------(SEAL)
                             Gene Mooney, its President
                             Tax Identification Number:59-1320991


                          By:/s/ Dale Bruwelheide
                             -----------------------------------(SEAL)
                             Dale Bruwelheide, its Vice President and
                             Chief Financial Officer